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                                                                    EXHIBIT (99)
                           AMERICAN BANCSHARES, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS
    The undersigned holder of shares of common stock of American Bancshares,
Inc. (ABI) hereby constitutes and appoints , or any of them, the true and lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to act and vote as specified below, all of
the shares of ABI common stock held of record by the undersigned on       ,
1994, at the Special Meeting of Stockholders of ABI to be held on
               , 1994, at     a.m., Monroe time, in the Union County Chamber of
Commerce Building, 903 Skyway Drive, Monroe, North Carolina, and at any adjournment or adjourments thereof:
    1. FOR ( )                  AGAINST ( )                 ABSTAIN ( )
       Approval of an Agreement and Plan of Mergers, dated as of November 17, 1993 (the Merger Agreement), among ABI, American Commercial Savings Bank, Inc., SSB (American Bank ), First Union Corporation (FUNC) and First
       Union National Bank of North Carolina (FUNB-NC), a subsidiary of FUNC, and the related Plan of Merger, pursuant to which Merger Agreement and Plan of Merger (i) ABI would merge with and into FUNC (the Corporate Merger), (ii) each outstanding share of ABI common stock (excluding any shares held by dissenting stockholders and certain shares held by ABI or
       FUNC) would be converted into the right to receive 0.211 shares of FUNC common stock, subject to possible adjustment under certain circumstances (the Exchange Ratio), and (iii) each outstanding share of ABI convertible preferred stock (excluding any shares held by dissenting stockholders) would be converted into the right to receive a number of shares of FUNC common stock equal to the product of (a) the Exchange Ratio, and (b) 159, the number of shares of ABI common stock into which a share of ABI convertible preferred stock was convertible as of September 30, 1993, and pursuant to which Merger Agreement, American Bank would merge with and into FUNB-NC, all on and subject to the terms and conditions contained therein.
                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE)
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    2. In their discretion, to act and vote upon such other business as may come before the meeting or any adjournment or adjournments thereof.
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 SET FORTH ABOVE.
    The undersigned hereby acknowledges receipt of the combined Notice of Special Meeting of Stockholders and Prospectus/Proxy Statement that accompanied this Proxy and ratifies all lawful action taken by the above-named attorneys and proxies.

Date:                             , 1994
                                                                                            (SEAL)
                                                                                            (SEAL)
                                         NOTE: Signatures(s) should agree with name(s) on ABI stock certificate(s). Executors, administrators, trustees and
                                         other fiduciaries, and persons signing on behalf of
                                         corporations or partnerships, should so indicate when
                                         signing.

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
                                                        EXHIBIT (99) (CONTINUED)
                           AMERICAN BANCSHARES, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS
    The undersigned holder of shares of ABI convertible preferred stock of American Bancshares, Inc. (ABI) hereby constitutes and appoints
                              , or any of them, the true and lawful attorneys
and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to act and vote, as specified below, all of the shares of ABI convertible preferred stock held of record by the undersigned on
      , 1994, at the Special Meeting of Stockholders of ABI to be held on ,
1994, at     a.m., Monroe time, in the Union County Chamber of Commerce
Building, 903 Skyway Drive, Monroe, North Carolina, and at any adjournment or adjourments thereof:
    1. FOR ()                   AGAINST ( )                 ABSTAIN ( )
       Approval of an Agreement and Plan of Mergers, dated as of November 17, 1993 (the Merger Agreement), among ABI, American Commercial Savings Bank, Inc., SSB (American Bank ), First Union Corporation (FUNC) and First
       Union National Bank of North Carolina (FUNB-NC), a subsidiary of FUNC, and the related Plan of Merger, pursuant to which Merger Agreement and Plan of Merger (i) ABI would merge with and into FUNC (the Corporate Merger), (ii) each outstanding share of ABI common stock (excluding any shares held by dissenting stockholders and certain shares held by ABI or
       FUNC) would be converted into the right to receive 0.211 shares of FUNC common stock, subject to possible adjustment under certain circumstances (the Exchange Ratio), and (iii) each outstanding share of ABI convertible preferred stock (excluding any shares held by dissenting stockholders) would be converted into the right to receive a number of shares of FUNC common stock equal to the product of (a) the Exchange Ratio, and (b) 159, the number of shares of ABI common stock into which a share of ABI convertible preferred stock was convertible as of September 30, 1993, and pursuant to which Merger Agreement, American Bank would merge with and into FUNB-NC, all on and subject to the terms and conditions contained therein.
                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE)
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    2. In their discretion, to act and vote upon such other business as may come before the meeting or any adjournment or adjournments thereof.
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 SET FORTH ABOVE.
    The undersigned hereby acknowledges receipt of the combined Notice of Special Meeting of Stockholders and Prospectus/Proxy Statement that accompanied this Proxy and ratifies all lawful action taken by the above-named attorneys and proxies.

Date:                             , 1994
                                                                                           (SEAL)
                                                                                           (SEAL)
                                         NOTE: Signatures(s) should agree with name(s) on ABI stock certificate(s). Executors, administrators, trustees and
                                         other fiduciaries, and persons signing on behalf of
                                         corporations or partnerships, should so indicate when
                                         signing.